EXHIBIT 23
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the incorporation of our report dated May 19, 2006, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement on Form S-8 (Registration No. 333-69905 and 333-44821) pertaining to the Range Resources Corporation 401(k) Plan.
/s/ Whitley Penn
Fort Worth, Texas
June 23, 2006

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